Exhibit 99.2

CONTACT | Media: Rich Adamonis, 212-656-2140, radamonis@nyx.com	CONTACT | Media: Eric Soderberg, 646-525-3234, eric.soderberg@nyfix.com
CONTACT | Investor Relations: Stephen Davidson, 212-656-2183, sdavidson@nyx.com	CONTACT | Investor Relations: Don Duffy, 203-682-8200, don.duffy@icrinc.com

NYSE Euronext to Acquire NYFIX
— Strategically complements NYSE Euronext’s commercial technology business —
— Strengthens relationships by merging global trading communities —

New York, August 27, 2009 – NYSE Euronext (NYX) announced today it has entered into a definitive agreement to acquire, through NYSE Technologies, Inc., its indirect, wholly-owned subsidiary, NYFIX, Inc. (Nasdaq: NYFX), a leading provider of innovative solutions that optimize trading efficiency, in an all-cash deal for $1.675 per share of common stock.  The total value of the deal is approximately $144 million, including preferred stock consideration.  The NYSE Euronext, NYSE Technologies and NYFIX Boards of Directors have approved the acquisition, which is subject to approval by NYFIX shareholders and customary regulatory approvals.  The transaction is expected to close in the fourth quarter of 2009 and to be accretive to NYSE Euronext 2010 earnings, excluding one-time deal and restructuring costs.

Upon closing, the NYFIX FIX business, incorporating the company’s industry-leading FIX Software business and the NYFIX Marketplace, will become part of the offerings provided by NYSE Technologies, the commercial technology division of NYSE Euronext.  The NYFIX Marketplace is one of the industry’s broadest and deepest FIX-based communities where more than 1,000 global trading counterparties connect to one another via more than 9,000 fully managed FIX-based messaging channels.  The integration of both the FIX Software business and the NYFIX Marketplace complements NYSE Technologies’ comprehensive suite of commercial technology products.  NYSE Euronext will explore various alternatives for the NYFIX Transactions Services business, including its Millennium® dark pool.

NYFIX CEO Howard Edelstein stated: “The agreement we have reached with NYSE Euronext represents substantial value for NYFIX shareholders.  This is an all cash deal at a premium to the current market for NYFIX shares.  NYFIX customers will also benefit greatly through the combination of two of the industry’s leading trading communities, creating a global transaction marketplace connecting buy-side and sell-side, as well as from the strength of the NYSE Euronext platform and global brand.”

“The NYFIX FIX Division complements our strategic corporate goals and technology business, and expands our points of connectivity with customer trading communities,” said Michael Geltzeiler, Executive Vice President and Chief Financial Officer, NYSE Euronext.  “There are natural synergies and efficiencies that will be realized both in terms of costs and tax benefits and we believe this transaction will benefit our customers and shareholders.”

Stanley Young, Chief Executive Officer of NYSE Technologies and co-CIO, NYSE Euronext, added:  “NYFIX is a natural extension of our connectivity business and fits nicely into our SFTI Integrated Partner Solutions, which currently enables hundreds of technology providers to offer value added products and services to participating firms. The synergies will be particularly apparent to the pre-trade buy- and sell-side communities, which will benefit from a broad combination of technology assets and connections for efficient end-to-end transaction processing.  We look forward to welcoming the NYFIX community to NYSE Euronext.”

Once the acquisition is complete, the NYFIX business will report to Mr. Young.  Bob Moitoso will continue to lead the NYFIX FIX business.  Mr. Edelstein will stay on through the close of the transaction.

"I'd like to thank the members of our Board and the Special Committee that oversaw the process that culminated with this transaction for their hard work over many months, which ultimately produced a strong premium for NYFIX shareholders," said NYFIX Chairman Lon Gorman.  "I'd also like to thank Howard Edelstein, who led a complete overhaul of the Company over the past three years that made this transaction possible.”

Citigroup is acting as financial advisor and Wachtell, Lipton, Rosen & Katz as legal advisor to NYSE Euronext on this transaction.  NYFIX is represented by Evercore Partners as financial advisor and Wilmer Hale as legal advisor.  The Special Committee was advised by Greenhill & Co., LLC as financial advisor and Covington & Burling LLP as legal counsel.  Evercore Partners provided a fairness opinion to NYFIX's Board of Directors and Greenhill & Co. provided a fairness opinion to the Special Committee and to the Board.

CONFERENCE CALL FOR NYFIX SHAREHOLDERS

The management team of NYFIX will be holding a conference call and simultaneous Webcast to discuss the transaction today, August 27, 2009 at 4:15pm ET.  The conference call can be accessed live by phone by dialing (877) 941-7133, or for international callers (480) 629-9031. To access the Webcast please go to NYFIX's website at www.nyfix.com, a link will be provided in the Investor Relations section.   A replay will be available two hours after the call, and can be accessed by dialing (800) 406-7325 in the United States or (303) 590-3030 internationally.  The replay will be available until September 3, 2009. The passcode for all calls is 4150656.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

NYFIX plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction.  The Proxy Statement will contain important information about NYSE Euronext, NYFIX, the transaction and related matters.  Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by NYFIX through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from NYFIX by contacting the proxy solicitor that will be named in the Proxy Statement.

NYFIX and NYSE Euronext, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement.  Information regarding NYFIX’s directors and executive officers is contained in NYFIX’s Form 10-K for the year ended December 31, 2008 and its proxy statement dated April 28, 2009, which are filed with the SEC.  As of August 26, 2009, NYFIX’s directors and executive officers beneficially directly owned approximately 3,209,364 shares, or 7.62% of NYFIX’s common stock.  Information regarding NYSE Euronext’s directors and officers and a more complete description of the interests of NYFIX’s directors and officers will be available in the Proxy Statement.

Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s expectations regarding future operating results and the benefits and synergies of this transaction, as well as NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2008 (“document de référence”) filed with the French Autorité des Marchés Financiers (Registered on April 28, 2009 under No. R. 09-031), 2008 Annual Report on Form 10-K, NYFIX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the U.S. Securities and Exchange Commission and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers by NYSE Euronext or NYFIX. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext or NYFIX that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext and NYFIX disclaim any duty to update the information herein.

About NYSE Euronext
NYSE Euronext (NYX) is a leading global operator of financial markets and provider of innovative trading technologies.  The company's exchanges in Europe and the United States trade equities, futures, options, fixed-income and exchange-traded products.  With more than 8,000 listed issues, NYSE Euronext's equities markets — the New York Stock Exchange, Euronext, NYSE Arca and NYSE Amex — represent nearly 40 percent of the world's equities trading, the most liquidity of any global exchange group.  NYSE Euronext also operates NYSE Liffe, the leading European derivatives business and the world's second-largest derivatives business by value of trading. The company offers comprehensive commercial technology, connectivity and market data products and services through NYSE Technologies.  NYSE Euronext is in the S&P 500 index, and is the only exchange operator in the S&P 100 index and Fortune 500.  For more information, please visit: www.nyx.com

About NYFIX, Inc.
A pioneer in electronic trading solutions, NYFIX continues to transform trading through innovation. The NYFIX Marketplace™ is a global community of trading counterparties utilizing innovative services that optimize the business of trading. NYFIX Millennium® provides the NYFIX Marketplace™ with new methods of accessing liquidity. NYFIX also provides value-added informational and analytical services and powerful tools for measuring execution quality. A trusted business partner to the buy-side and sell-side alike, NYFIX enables ultra low touch, low impact market access and end-to-end transaction processing. For more information, please visit www.nyfix.com.

About NYSE Technologies
A division of NYSE Euronext (NYX), NYSE Technologies is a leader in providing innovative software, market data products and data management applications, connectivity solutions, exchange technology, and transaction solutions for trading firms, vendors and financial markets around the world.  NYSE Technologies offers one of the most comprehensive suites of high quality commercial technology products that includes advanced messaging platforms, co-location services, ultra-low latency order routing and a one-of-a-kind hosted network community, all designed to enable the free flow of liquidity for the global marketplace.  This division operates four units: the Global Connectivity unit, offering one of the world's largest, most reliable financial transaction networks connecting firms and exchanges worldwide; the Trading Solutions unit, which creates and implements high performance, end-to-end messaging software and real-time market data distribution and integration products; the Exchange Solutions unit, which provides multi-asset exchange platform services, managed services and expert consultancy; and the Global Market Data unit, which offers a broad array of global market information products covering multiple asset classes.  With offices across the U.S.  , Europe and Asia, NYSE Technologies' advanced integrated solutions for a wide range of services has earned the ability to power the trading operations of global financial institutions and exchanges.  For additional information visit: http://www.nyse.com/technologies.